As filed with the Securities and Exchange Commission on June 6, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GoHealth, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	85-0563805
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

214 West Huron St., Chicago, Illinois 60654
(Address of Principal Executive Offices)	(ZIP Code)

GOHEALTH, INC. 2020 INCENTIVE AWARD PLAN

GOHEALTH, INC. 2021 INDUCEMENT AWARD PLAN

(Full title of the plan)

BRIAN FARLEY, ESQ.

Chief Legal Officer and Corporate Secretary

GoHealth, Inc.

214 West Huron St.

Chicago, Illinois 60654

(Name and address of agent for service)

(312) 386-8200

(Telephone number, including area code, of agent for service)

Copies to:

IAN D. SCHUMAN, ESQ.

STELIOS G. SAFFOS, ESQ.

BRITTANY RUIZ, ESQ.

LATHAM & WATKINS LLP

1271 Avenue of the Americas

NEW YORK, New York 10020

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) an additional 10,267,608 shares of Class A Common Stock of GoHealth, Inc. (the “Company”) issuable under the Company’s 2020 Incentive Award Plan (the “2020 Plan”) for which registration statement of the Company on Form S-8 (File No. 333-239879) is effective, and (ii) an additional 21,000,000 shares of the Company’s Class A Common Stock issuable under the Company’s 2021 Inducement Award Plan (the “Inducement Plan”) for which registration statement of the Company on Form S-8 (File No. 333-261770) is effective.

Incorporation of Documents by Reference.

Pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Commission on July 15, 2020 (File No. 333-239879), February 10, 2021 (File No. 333-252962), December 20, 2021 (File No. 333-261770) and March 23, 2022 (File No. 333-263787) are incorporated by reference herein; except for Item 8 which is being updated by this Registration Statement.

Item 8. Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. See Exhibit Index below.

EXHIBIT INDEX

Exhibit Number	Exhibit Index

4.1	Amended and Restated Certificate of Incorporation of GoHealth, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-39390), filed on August 20, 2020 with the Commission)

4.2	Amended and Restated Bylaws of GoHealth, Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q (File No. 001-39390), filed on August 20, 2020 with the Commission)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Ernst & Young LLP as to GoHealth, Inc.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

99.1	GoHealth, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement (File No. 333-239287), filed on July 8, 2020 with the Commission)

99.2	Incentive Award Plan Form of Stock Option Award Grant Notice and Stock Option Agreement (incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement (File No. 333-239287), filed on July 8, 2020 with the Commission)

99.3	Incentive Award Plan Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement (File No. 333-239287), filed on July 8, 2020 with the Commission)

99.4*	Incentive Award Plan Form of Stock Appreciation Rights Grant Notice and Stock Appreciation Rights Agreement

99.5	GoHealth, Inc. 2021 Inducement Award Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement (File No. 333-261770), filed on December 20, 2021 with the Commission)

99.6*	First Amendment to the GoHealth, Inc. 2021 Inducement Award Plan

99.7*	Inducement Award Plan Form of Stock Option Award Grant Notice and Stock Option Agreement

99.8*	Inducement Award Plan Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Agreement

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 6, 2022.

GOHEALTH, INC.

By	/s/ Clinton P. Jones
Clinton P. Jones
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of GoHealth, Inc. hereby constitutes and appoints Clinton P. Jones and Travis J. Matthiesen, and each of them any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person’s substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Clinton P. Jones	Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2022
Clinton P. Jones

/s/ Travis J. Matthiesen	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 6, 2022
Travis J. Matthiesen

/s/ Brandon M. Cruz	Director	June 6, 2022
Brandon M. Cruz

/s/ David Fisher	Director	June 6, 2022
David Fisher

/s/ Joseph G. Flanagan	Director	June 6, 2022
Joseph G. Flanagan

/s/ Jeremy W. Gelber	Director	June 6, 2022
Jeremy W. Gelber

/s/ Miriam A. Tawil	Director	June 6, 2022
Miriam A. Tawil

/s/ Alexander E. Timm	Director	June 6, 2022
Alexander E. Timm